Exhibit 99

                                                      For Immediate Release

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PRESS RELEASE                                             [LETTERHEAD OF
-----------------------------------------------   DREW INDUSTRIES INCORPORATED]
Date:    November 21, 2002
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Contact: Leigh J. Abrams, President and CEO
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Phone:   (914) 428-9098    Fax:  (914) 428-4581
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E Mail:  Drew@drewindustries.com
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                        DREW INDUSTRIES RESUMES SHIPMENTS
                                TO OAKWOOD HOMES

WHITE PLAINS, NEW YORK - NOVEMBER 21, 2002 - Drew Industries Incorporated (AMEX:
DW) announced today that it has resumed shipments of manufactured home products to Oakwood Homes Corporation, which filed for Chapter 11 bankruptcy last week. Oakwood represented less than five percent of Drew's consolidated sales during the twelve months ended September 30, 2002.

Greensboro, N.C.-based Oakwood Homes, a producer and retailer of manufactured housing, filed the Chapter 11 petition as part of the restructuring of its debt and guarantee obligations. In a press release issued Friday, November 15, Oakwood's CEO said Oakwood's expectation is to operate on a "business as usual" basis. Oakwood currently owes Drew subsidiaries an aggregate of less than $1 million for manufactured housing components sold and delivered to Oakwood. A portion of this receivable from Oakwood is covered by Drew's allowance for doubtful accounts.

The U.S. Bankruptcy Court in Wilmington, Delaware authorized Oakwood to utilize a $15 million interim cash collateral line of credit until debtor-in-possession financing is arranged. Based upon this authorization, Drew's Kinro and Lippert operating subsidiaries have agreed to resume shipments to Oakwood on mutually acceptable terms.

"Oakwood has always been a valued customer, and we are comfortable shipping them manufactured housing components during their restructuring," said Leigh J. Abrams, President and CEO of Drew. "However, we will closely monitor Oakwood's bankruptcy proceedings and regularly assess our position and options as an important supplier to Oakwood.

"We are aware that bankruptcy may impact Oakwood's market share position. Yet, given the status of Kinro and Lippert as key suppliers to virtually all of the other manufactured housing companies, we do not expect our business to be materially impacted over the long-term."

About Drew

Drew, through its wholly-owned subsidiaries, Kinro and Lippert Components, supplies a broad array of components for manufactured homes and RV's. Manufactured products include windows and screens, doors, chassis, chassis parts, chassis slide-out systems, bath and shower units, roofing and new and refurbished axles. The Company also distributes new and refurbished tires. From 40 factories located throughout the United States and one factory in Canada, Drew serves most major national manufactured home and RV manufacturers in an efficient and cost-effective manner. Additional information about Drew and its products can be found at www.drewindustries.com.

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DREW INDUSTRIES/PAGE 2

Forward Looking Statements

This press release contains certain statements, including the Company's plans and expectations regarding its operating strategy, products and costs, and its views of the prospects of the manufactured housing and recreational vehicle industries, which are forward-looking statements and are made pursuant to the safe harbor provisions of the Securities Litigation Act of 1995. These forward-looking statements reflect the Company's views, at the time such statements were made, with respect to the Company's future plans, objectives, events and financial results, such as revenues, expenses, income, earnings per share, capital expenditures, and other financial items. Forward-looking statements are not guarantees of future performance; they are subject to risks and uncertainties. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include pricing pressures due to competition, raw material costs (particularly aluminum, vinyl, steel, glass, ABS resin, and tires), availability of retail and wholesale financing for manufactured homes, availability and costs of labor, inventory levels of retailers and manufacturers, the financial condition of our customers, interest rates, and adverse weather conditions impacting retail sales. In addition, general economic conditions and consumer confidence may affect the retail sale of manufactured homes and RV's.

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